UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 27, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2016, Comstock Resources, Inc. ("Comstock" or "the Company"), issued a press release, attached as Exhibit 99.1 to this Form 8-K, announcing that the New York Stock Exchange ("NYSE") has notified the Company that it has accepted Comstock's business plan for continued listing on the NYSE.

As a result of this acceptance, Comstock's common stock will continue to be listed on the NYSE pending quarterly reviews by the NYSE's Listing and Compliance Committee to ensure the Company's progress towards its plan to restore compliance with all NYSE continued listing standards.

On March 30, 2016, the Company announced that the NYSE had notified Comstock that it was considered below certain continued listing standards, namely that the Company's average stock price had traded below $1.00 per share and its average market capitalization was less than $50 million, in each case for over a consecutive 30 day trading period, and its stockholders' equity was less than $50 million.

The information contained in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release dated May 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 27, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer